Registration No. 333-151809

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES EXCHANGE ACT OF 1933

MicroFinancial Incorporated

(Exact name of registrant as specified in its charter)

Massachusetts	04-2962824
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

16 New England Executive Park, Suite 200

Burlington, Massachusetts 01803

(781) 994-4800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James R. Jackson, Jr.

Vice President and Chief Financial Officer

MicroFinancial Incorporated

16 New England Executive Park, Suite 200

Burlington, Massachusetts 01803

(781) 994-4800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Eugene W. McDermott, Jr.

Locke Lord LLP

2800 Financial Plaza

Providence, Rhode Island 02903

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF UNSOLD SECURITIES

On January 23, 2015, pursuant to the Agreement and Plan of Merger, dated as of December 13, 2014, by and among MF Parent LP, a Delaware limited partnership, MF Merger Sub Corp., a Massachusetts corporation and a direct wholly-owned subsidiary of MF Parent LP, and MicroFinancial Incorporated, a Massachusetts corporation (“the “Registrant”), MF Parent LP acquired all the outstanding shares of the Registrant’s common stock via a merger of the Registrant with MF Merger Sub, with the Registrant surviving the merger.

In connection with the merger, the Registrant terminated the offering of securities under the MicroFinancial Incorporated 2008 Equity Incentive Plan, which was registered on the registration statement on Form S-8, Registration No. 333-151809, filed on June 20, 2008 (the “Registration Statement”). Pursuant to the undertaking made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the securities which remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Commonwealth of Massachusetts, on this 23rd day of January, 2015.

MICROFINANCIAL INCORPORATED
Registrant

By:	/s/ James R. Jackson, Jr.
James R. Jackson, Jr.
Vice President and Chief Financial Officer